                                                                  EXHIBIT 10.18

                          ESCROW AND SECURITY AGREEMENT


                  ESCROW AND SECURITY AGREEMENT (as amended and supplemented in accordance with the terms hereof, and in effect from time to time, this "AGREEMENT") dated as of March 11, 1999 among:

                  ALEXANDRIA REAL ESTATE EQUITIES, INC., a corporation incorporated under the laws of the State of Maryland (together with its successors, "ALEXANDRIA");

                  HEALTH SCIENCE PROPERTIES HOLDING CORPORATION, a corporation incorporated under the laws of the State of Maryland (together with its successors, "HOLDINGS"); and

                  Cedars Bank, a corporation incorporated under the laws of the State of California, as Escrow and Security Agent (together with its successors, the "ESCROW AGENT").


                              W I T N E S S E T H:

                  WHEREAS, Alexandria and Holdings have previously entered into a Share Exchange Agreement dated as of February 26, 1999, (the "SHARE EXCHANGE AGREEMENT"), as amended on March 10, 1999 and March 11, 1999, which provides, among other things, for the issuance by Alexandria of 1,620,580 shares (the "NEW ALEXANDRIA SHARES") of its common stock, par value $ .01 per share
(the "ALEXANDRIA COMMON STOCK") to Holdings in exchange for 1,765,923 shares of Alexandria Common Stock held by Holdings;

                  WHEREAS, the Share Exchange Agreement provides that Holdings shall establish an escrow account for the purpose of depositing therein a portion of the New Alexandria Shares to secure the indemnification obligations of Holdings to Alexandria in Article VIII of the Share Exchange Agreement on the terms and conditions set forth herein; and

                  WHEREAS, the Escrow Agent has agreed to serve in accordance with the terms and conditions of this Agreement.


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



                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 DEFINITIONS. All defined terms used but not defined herein shall be used as defined in the Share Exchange Agreement. The following terms, as used herein, have the following meanings:

                  "AAA RULES" has the meaning set forth in Section 3.2.

                  "ADDITIONAL ESCROW SHARES" has the meaning set forth in
Section 2.3.

                  "AGREED AMOUNT" has the meaning set forth in Section 3.2.

                  "ARBITRATOR" and "ARBITRATORS" have the meanings set forth in
Section 3.2.

                  "CASH EQUIVALENTS" means (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof and (ii) savings accounts maintained at or certificates of deposit issued by any bank or trust company having capital and surplus of at least $50,000,000; PROVIDED that each such instrument (other than a passbook savings account) matures within one year from the date of deposit thereof in the Escrow Account.

                  "CLAIMED AMOUNT" has the meaning set forth in Section 3.2.

                  "CLAIM NOTICE" has the meaning set forth in Section 3.2.

                  "CLOSING" means the consummation of the transactions contemplated by the Share Exchange Agreement.

                  "CLOSING DATE" means the date on which the Closing occurs.

                  "CONTESTED AMOUNT" has the meaning set forth in Section 3.2.



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



                  "DAMAGES" has the meaning set forth in Section 8.2 of the Share Exchange Agreement.

                  "ESCROW ACCOUNT" has the meaning set forth in Section 2.2.

                  "ESCROW SHARES" has the meaning set forth in Section 2.3.

                  "ESCROW TERMINATION DATE" has the meaning set forth in
Section 3.3.

                  "ESTIMATED DAMAGES" has the meaning set forth in Section 3.3

                  "FAIR MARKET VALUE" means (i) with respect to the Escrow Shares, the average of the closing price per share of Alexandria Common Stock on the New York Stock Exchange (the "NYSE") (or if there be no trading in the Alexandria Common Stock on the NYSE on any such day, the average of the closing bid and ask prices per share of Alexandria Common Stock on the NYSE on such day) on the 20 trading days ending 10 days prior to the date of determination, multiplied by the number of Escrow Shares and (ii) with respect to any other property, the value determined by the mutual agreement of Holdings and Alexandria.

                  "GOOD FAITH NEGOTIATION PERIOD" has the meaning set forth in
Section 5.5.

                  "INITIAL ESCROW SHARES" has the meaning set forth in Section 2.3.

                  "MEMORANDUM" has the meaning set forth in Section 3.2.

                  "PARTIAL ESCROW RELEASE DATE" has the meaning set forth in
Section 3.3.

                  "PERSON" means an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including a government or political subdivision or an agency, unit or instrumentality thereof.

                  "RESPONSE NOTICE" has the meaning set forth in Section 3.2.

                  "SUBSIDIARY" means, with respect to any Person, entity of which securities or other ownership interests having ordinary voting power to elect a


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


majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

                                   ARTICLE II

                               THE ESCROW ACCOUNT

                  Section 2.1 APPOINTMENT OF ESCROW AGENT. Alexandria and Holdings hereby appoint Cedars Bank to act as Escrow Agent under the terms and conditions set forth in this Agreement, and Cedars Bank hereby acknowledges its receipt of the Share Exchange Agreement and accepts such appointment on the terms and condi tions herein.

                  Section 2.2 ESTABLISHMENT OF ESCROW ACCOUNT. Holdings hereby establishes and, at all times after the date hereof until this Agreement is terminated pursuant to Section 5.1, shall maintain, at the Los Angeles office of the Escrow Agent, in the name of the Escrow Agent for the benefit of Alexandria, a custodial account (the "ESCROW ACCOUNT") entitled the "Escrow Account under Escrow and Security Agreement dated as of March 11, 1999, among Alexandria Real Estate Equities, Inc., a Maryland corporation, Health Science Properties Holdings Corporation, a Maryland corporation, and Cedars Bank, as Escrow
Agent."

                  Section 2.3 DEPOSIT OF ESCROW SHARES. On the date hereof, Holdings has deposited into the Escrow Account certificates, registered in the name of Holdings, with duly executed stock powers attached, evidencing 162,052 shares of Alexandria Common Stock (the "INITIAL ESCROW SHARES"). As soon as is practicable following the date hereof, following receipt thereof from Alexandria, Holdings will deposit into the Escrow Account certificates, registered in the name of Holdings, with duly executed stock powers attached, evidencing an additional 6 shares of Alexandria Common Stock (the "ADDITIONAL ESCROW SHARES," together with the Initial Escrow Shares, the "ESCROW SHARES").

                  Section 2.4  SECURITY INTERESTS IN ESCROW ACCOUNT.

                           (a) As collateral security for the prompt payment in
full when due of any indemnification obligations of Holdings to Alexandria under
Article VIII of the Share Exchange Agreement, Holdings hereby grants to the Escrow Agent for the sole benefit of Alexandria an exclusive first priority continuing security interest in all of its rights, title and interest in and to the Escrow Account.

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



                           (b) Holdings will, from time to time, at its
expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any actions required under the laws of the State of California or any other applicable laws) that from time to time may be reasonably necessary or desirable, or that the Escrow Agent may reasonably request (including upon any change of such laws) in order to create, preserve, perfect, confirm or validate the Escrow Agent's security interest (acting in its capacity as the security agent under this Agreement). To the extent permitted by applicable law, in the event Holdings shall fail to comply with its obligations under the preceding sentence within 20 days following a written request by the Escrow Agent, Holdings authorizes the Escrow Agent and Alexandria to take any of the actions enumerated in the previous sentence that from time to time may be necessary or desirable, in the reasonable judgment of the Escrow Agent or Alexandria (including upon any change of such laws) in order to create, preserve, perfect, confirm or validate the Escrow Agent's (acting in its capacity as the security agent under this Agreement) security interest and to file and record any statement, assignment, instrument, document, agreement or other paper required in connection with such action. Holdings hereby appoints the Escrow Agent as its attorney-in-fact with full power and authority to act as agent and in the place and stead of Holdings solely for the purpose of providing the signature of Holdings on such statement, assignment, instrument, document, agreement or other paper. Holdings agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Holdings shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements.

                                   ARTICLE III

                      ADMINISTRATION OF THE ESCROW ACCOUNT

                  Section 3.1 ADMINISTRATION OF THE ESCROW ACCOUNT. The Escrow Agent shall administer the Escrow Account as follows:

                           (a) PROPERTY IN THE ESCROW ACCOUNT. The Escrow Agent
shall promptly deposit, upon receipt, all shares of Alexandria Common Stock and any other securities or property received by it hereunder, into the Escrow Account and shall hold and safeguard such amounts to protect and secure the rights of Alexandria under Article VIII of the Share Exchange Agreement. The Escrow Agent shall invest any cash in the Escrow Account (including any accrued interest earned thereon) only in Cash Equivalents.


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



                           (b) The Escrow Agent shall have the right to
liquidate any property held in the Escrow Account in order to provide funds necessary to make required payments under this Agreement. The Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any diminution in value of the Escrow Shares made pursuant to the terms hereof or as a result of any liquidation of any property held in the Escrow Account or for the failure of the parties to give the Escrow Agent instructions to invest or re-invest the Escrow Amount or any earnings thereon.

                           (c) The Escrow Agent shall distribute and pay to
Holdings or to such person or persons as Holdings shall direct, on at least a quarterly basis, all dividends, interest and other cash distributions received with respect to the Escrow Shares or with respect to any other property held in the Escrow Account.

                           (d) Prior to the release of the Escrow Shares from
the Escrow Account pursuant to Section 3.3, Holdings shall have the exclusive right to exercise any voting privileges associated with the Escrow Shares.

                  Section 3.2  CLAIMS AGAINST THE ESCROW ACCOUNT.

                           (a) If Alexandria has incurred or suffered damages
for which it is entitled to indemnification under Article VIII of the Share Exchange Agreement, it shall, immediately upon becoming aware of such damages or claim, and in any event prior to the Escrow Termination Date (as defined in Section 3.3) give written notice of such claim (a "CLAIM NOTICE") to Holdings and the Escrow Agent. Each Claim Notice shall state the amount of claimed damages (the "CLAIMED AMOUNT") and the basis for such claim. Claims for indemnification involving a claim or legal proceeding by a third party shall be made in accordance with the procedures set forth in Article VIII of the Share Exchange Agreement. For indemnification claims not involving any claim or legal proceeding by a third party, the procedures herein shall apply. Within 30 days after delivery of a Claim Notice, Holdings shall provide to Alexandria, with a copy to the Escrow Agent, a written response (the "RESPONSE NOTICE") in which Holdings shall: (i) agree that some or all of the Escrow Account having a Fair Market Value equal to the full Claimed Amount may be released to Alexandria,
(ii) agree that some of the Escrow Account having a Fair Market Value equal to part, but not all, of the Claimed Amount (the "AGREED AMOUNT") may be released to Alexandria, or (iii) contest that any of the Escrow Account may be released to Alexandria. Holdings may contest the release of property in the Escrow


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



Account to satisfy a Claim Notice only based upon a good faith belief that all or a portion of the Claimed Amount does not constitute Damages for which Alexandria is entitled to indemnification under Article VIII of the Share Exchange Agreement or that the amount of such Damage has not yet been finally determined. If no Response Notice is delivered by Holdings within such 30-day period, Holdings shall be deemed to have agreed that property in the Escrow Account having a Fair Market Value equal to the Claimed Amount may be released to Alexandria.

                           (b) If Holdings in the Response Notice agrees (or is
deemed to have agreed) that property in the Escrow Account having a Fair Market Value equal to the Claimed Amount may be released to Alexandria from the Escrow Account, the Escrow Agent shall, according to the written directions of Alexandria, promptly following the earlier of the required delivery date for the Response Notice or the delivery of the Response Notice, transfer, deliver and assign to Alexandria Escrow Shares or other property held in the Escrow Account which has a Fair Market Value equal to the Claimed Amount (or such lesser amount of Escrow Shares or other property as is then held in the Escrow Account or is available for distribution). Selection of the property to be distributed will be within the sole discretion of the Escrow Agent.

                           (c) If Holdings in the Response Notice agrees that
property in the Escrow Account having a Fair Market Value equal to any part of the Claimed Amount may be released to Alexandria from the Escrow Account, the Escrow Agent shall promptly following the delivery of the Response Notice transfer, deliver and assign to Alexandria Escrow Shares or other property held in the Escrow Account having a Fair Market Value equal to the Agreed Amount (or such lesser amount of Escrow Shares or other property as is then held in the Escrow Account). If Holdings in the Response Notice contests the release of property having a Fair Market Value equal to part or all of the Claimed Amount (the "CONTESTED AMOUNT"), Holdings and Alexandria shall attempt promptly and in good faith to agree upon the rights of the parties with respect to the Contested Amount. If Holdings and Alexandria should so agree, a memorandum (the "MEMORANDUM") setting forth such agreement shall be prepared and signed by both parties and, if such Memorandum provides that all or a portion of the Contested Amount is to be paid to Alexandria, the Escrow Agent shall transfer, assign and deliver to Alexandria from the Escrow Account Escrow Shares or other property having a Fair Market Value equal to the amount so agreed (or such lesser amount of Escrow Shares or other property as is then held in the Escrow Account). If no such agreement can be reached between Holdings and Alexandria after good faith negotiation over a period of 30 days (or such longer

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



period as Holdings and Alexandria may mutually agree), the unresolved indemnification claims of Alexandria shall be settled by binding arbitration between Alexandria and Holdings (to which the Escrow Agent shall not be a party) in Los Angeles, California. All claims shall be settled by a single arbitrator mutually agreeable to Alexandria and Holdings (the "ARBITRATOR"), or if they cannot agree to a single arbitrator in 30 days, by three arbitrators (the "ARBITRATORS"), in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA RULES"). If a single arbitrator has not been mutually agreed upon, Holdings and Alexandria shall each designate one arbitrator within 45 days of the delivery of Holdings' Response Notice contesting the Claimed Amount. Holdings and Alexandria shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; provided, however, that (i) failing such agreement within 75 days of delivery of Holdings' Response Notice, the third arbitrator shall be appointed in accordance with the AAA Rules, and (ii) if either Holdings or Alexandria fail to timely designate an Arbitrator, the dispute shall be resolved by the one arbitrator timely designated. Holdings and Alexandria shall pay the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator (or of the sole arbitrator, in the event a single arbitrator decides the matter). Holdings and Alexandria shall cause the Arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The Arbitrators' decision shall relate solely to whether Alexandria is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Share Exchange Agreement and this Agreement. The final decision of the Arbitrator, or the majority of the Arbitrators in the case of three arbitrators, shall be furnished to Holdings, Alexandria and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Holdings, Alexandria and the Escrow Agent, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the Arbitrator's or Arbitrators' award. The Escrow Agent shall promptly follow any directions contained in the written decision of the Arbitrator or Arbitrators.

                           (d) After delivery of a Response Notice that the
Claimed Amount is contested by Holdings, or, if a Claim Notice has been delivered within 30 days of the Partial Escrow Release Date or the Escrow Termination Date, after delivery of such Claim Notice, the Escrow Agent shall continue to hold in the Escrow Account Escrow Shares and other property having a Fair Market Value sufficient to cover the Contested Amount (up to the amount of Escrow Shares and other property then available in the Escrow Account), notwithstanding the occur-rence of the Escrow Termination Date until (i) delivery of a copy of a settlement agreement executed by Alexandria and Holdings setting forth instructions to the Escrow Agent as to the release of Escrow Shares and other property, if any, that shall be made with respect to the Contested Amount, or
(ii) delivery of a copy of the final award of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, setting forth instructions to the Escrow Agent as to the release of Escrow Shares and other property, if any, that shall be made with respect to the Contested Amount. The Escrow Agent shall thereupon release Escrow Shares and other property from the Escrow Account (to the extent Escrow Shares and other property is then held in the Escrow Account in accordance with such agreement or instructions).

                           (e) If, as a result of any third-party claim or legal
proceeding subject to the indemnification procedures set forth in Article VIII of the Share Exchange Agreement, any settlement has been entered into, or any judgment entered against Alexandria in favor of any third party (which is not subject to further appeal), Alexandria may give notice of the resulting Damages to the Escrow Agent and the Escrow Agent shall, promptly following the receipt of such notice, transfer, deliver and assign to Alexandria Escrow Shares and other property held in the Escrow Account having a Fair Market Value equal to such Damages (or such lesser amount of Escrow Shares and other property as is then held in the Escrow Account).

                  Section 3.3  RELEASE OF ESCROW SHARES.

                           (a) Within 30 days after the date which is the later
of the first anniversary of the Closing and the date on which the audited annual financial statements of Alexandria for the fiscal year ended December 31, 1999 are first released to the public (the "PARTIAL ESCROW RELEASE DATE"), the Escrow Agent shall pay and distribute to Holdings Escrow Shares or other property, if any, then remaining in the Escrow Account as of the Partial Escrow Release
Date, having a Fair Market Value equal to fifty percent (50%) of the amount determined by subtracting (i) amounts claimed by Alexandria against the Escrow Account, as reflected in Claim Notice(s) delivered to the Escrow Agent, and not yet finally determined as of the Partial Escrow Release Date from (ii) the Fair Market Value of the Escrow Account; PROVIDED that, if Alexandria has given notice to Holdings and the Escrow Agent specifying in reasonable detail and in good faith the nature of any other claim it may have under Article VIII of the Share Exchange Agreement with respect to which it is unable to specify Damages, but believes in good faith would result in Damages in an amount set forth in such notice, including a brief analysis of the rationale used to compute such Damages (the "ESTIMATED DAMAGES"), Escrow Shares or other


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



property having a Fair Market Value equal to the Estimated Damages will be retained by the Escrow Agent as if such Estimated Damages had been included on a Claim Notice delivered to the Escrow Agent prior to the Partial Escrow Release Date until the earlier of (a) receipt by the Escrow Agent of joint written instructions of Holdings and Alexandria, (b) delivery to the Escrow Agent of a written decision of the Arbitrator or Arbitrators regarding the disposition of the property in the Escrow Account and (c) delivery by Alexandria of a Claim Notice setting forth specific Damages that were previously considered Estimated Damages, at which time the Escrow Agent shall release from the Escrow Account Escrow Shares or other property, if any, then remaining in the Escrow Account having a Fair Market Value equal to fifty percent (50%) of the amount by which the Estimated Damages exceed the amount of Damages set forth in the Claim Notice relating thereto.

                           (b) The Escrow Account will terminate on March 11,
2001 (the "ESCROW TERMINATION DATE"). Within 30 days after the Escrow Termination Date, the Escrow Agent shall pay and distribute to Holdings all of the Escrow Shares or other property, if any, then remaining in the Escrow Account, unless (i) any Claim Notice(s) previously delivered to the Escrow Agent is pending as of the Escrow Termination Date, in which case the Escrow Agent shall retain in the Escrow Account Escrow Shares or other property having a Fair Market Value equal to the full amount claimed in such Claim Notice(s) or (ii) Alexandria has given notice to Holdings and the Escrow Agent specifying in reasonable detail and in good faith the nature of any other claim it may have under Article VIII of the Share Exchange Agreement, including a brief analysis of the rationale used to compute the Estimated Damages, in which case Escrow Shares or other property having a Fair Market Value equal to the Estimated Damages will be retained by the Escrow Agent as if such Estimated Damages had been included on a Claim Notice delivered to the Escrow Agent prior to the Escrow Termination Date until the earlier of (a) receipt by the Escrow Agent of joint written instructions of Holdings and Alexandria, (b) delivery to the Escrow Agent of a written decision of the Arbitrator or Arbitrators regarding the disposition of the property in the Escrow Account and (c) delivery by Alexandria of a Claim Notice setting forth specific Damages that were previously considered Estimated Damages, at which time the Escrow Agent shall release from the Escrow Account Escrow Shares or other property, if any, then remaining in the Escrow Account having a Fair Market Value equal to the amount by which the Estimated Damages exceed the amount of Damages set forth in the Claim Notice relating thereto.


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



                                   ARTICLE IV

                                THE ESCROW AGENT

                  Section 4.1  RESIGNATION AND REMOVAL OF ESCROW AGENT.

                           (a) The Escrow Agent may resign by giving notice in
writing of such resignation to each other party to this Agreement, specifying a date not less than 90 days after the date of such notice when such resignation shall become effective. The Escrow Agent may be removed at any time by Alexandria with the written consent of Holdings. If the Escrow Agent shall resign or be removed, Alexandria and Holdings shall appoint, as soon as possible, a successor Escrow Agent.

                           (b) Any successor Escrow Agent shall be deemed to
have qualified as Escrow Agent and to have accepted the responsibilities hereunder when such successor shall have executed and delivered one counterpart of this Agreement to Alexandria and Holdings. Upon such qualification and acceptance, the original Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, subject to
Section 4.3(a), and rights, powers, duties and obligations of the original Escrow Agent shall be possessed and assumed by the successor Escrow Agent with the same effect as though such successor had originally been the Escrow Agent under this Agreement.

                  Section 4.2 MAINTENANCE OF RECORDS, REPORTS. The Escrow Agent shall maintain and, promptly upon request, disclose to Alexandria and Holdings adequate records relating to the receipts and disbursements of, and the balance in, the Escrow Account.

                  Section 4.3  LIABILITY OF ESCROW AGENT.

                           (a) The Escrow Agent undertakes to perform only such
duties and obligations as are expressly set forth herein, and no implied duties or obligations shall be read into this Agreement. The Escrow Agent may rely, as to the truth of the statements expressed herein, upon any document, instrument, certification, authorization or notice the Escrow Agent believes in good faith to be genuine and to have been presented or signed by the proper party or parties. The Escrow Agent will incur no liability under this Agreement except for its willful misconduct or gross negligence, provided that in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                           (b) The Escrow Agent shall not have any liability or
responsi bility in connection with any representations, warranties or covenants of other parties contained in, or any other provisions of, the Share Exchange Agreement or any document delivered thereunder and in particular shall not have any liability or responsibility for determining whether any amounts deposited with the Escrow Agent under this Agreement and the Share Exchange Agreement are in the amounts required under the Share Exchange Agreement to be so deposited and as to whether and when such amounts are required to be so deposited with it thereunder.

                           (c) Any certificate or other communication from
Alexandria or Holdings contemplated by this Agreement shall be sufficiently evidenced to the Escrow Agent if executed by the President or any Vice President of Alexandria or Holdings, as the case may be.

                           (d) The Escrow Agent may consult with counsel and the
written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under this Agreement in good faith in reliance on such advice.

                           (e) In the event the Escrow Agent shall be uncertain
as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion based upon advice of its counsel, conflict with any of the provisions of this Agreement, the Escrow Agent shall give a notice of such conflict to Alexandria and Holdings, and it shall be entitled to refrain from taking any action until such conflict is resolved, and the Escrow Agent's sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by Alexandria and Holdings or by a final order or judgment of a court of competent jurisdiction.

                           (f) In the event transfer instructions are given
pursuant to Article III, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on
Schedule 2 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing signed by the President or any Vice President of Alexan-dria or Holdings, as the case may be, that is actually received and acknowledged by the Escrow Agent. The parties hereto acknowledge that such security procedure is commercially reasonable.

                  Section 4.4  FEES, EXPENSES AND INDEMNITIES.

                           (a) The Escrow Agent shall receive such fees for its
services performed under this Agreement as it normally charges for similar escrow services as described on Schedule 1 attached hereto or as shall otherwise be agreed by it with Holdings. In addition, the Escrow Agent shall be entitled to reimbursement for all reasonable expenses, disbursements, and advances, including reasonable attorneys' fees, incurred by the Escrow Agent hereunder. All such fees shall be paid by Holdings promptly upon presentation of an invoice therefor and all supporting documentation.

                           (b)  Holdings and Alexandria agree to indemnify, hold
harmless and defend the Escrow Agent from and against any and all claims, damages or losses (including the reasonable fees of its counsel), which it may suffer or incur hereunder except such as shall result from Escrow Agent's own gross negligence or willful misconduct.

                           (c) The Escrow Agent hereby expressly acknowledges
and agrees that it shall have neither a lien nor any other right or claim on any amounts deposited in the Escrow Account on its own account (including, without limitation, in respect of its fees, expenses or any other claims).

                  Section 4.5 ROLE OF ESCROW AGENT. It is acknowledged and agreed by all parties to this Agreement that the Escrow Agent is acting in the dual capacities of escrow agent and security agent with respect to the Escrow Account. In its capacity as security agent holding the security interests in the collateral for Alexandria, it shall act as bailee for, and on behalf of, Alexandria only.

                                    ARTICLE V

                                  MISCELLANEOUS

                  Section 5.1 TERM. This Agreement shall terminate upon the latest of (i) the Escrow Termination Date or (ii) the distribution by the Escrow Agent of all Escrow Shares or other property in accordance with this Agreement.

                  Section 5.2 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given:

                           (a) if mailed by first class registered or certified
mail postage prepaid, upon actual receipt or refusal to accept, or

                           (b) if deposited for overnight delivery with a
recognized courier service, upon actual receipt or refusal to accept, or

                           (c) if delivered by hand or in the form of a
facsimile transmis sion, when received, in each case addressed or directed as follows:

         if to the Escrow Agent, to:

                  Cedars Bank
                  444 South Flower Street
                  14th Floor
                  Los Angeles, CA  90071
                  Attention:  Norman Morales
                  Fax: (213) 627-1033


         if to Alexandria Real Estate Equities, Inc., to:

                  Alexandria Real Estate Equities, Inc.
                  135 North Los Robles Avenue, Suite 250
                  Pasadena, CA 91101
                  Attention: Joel S. Marcus
                  Fax: (626) 578-0770


         if to Health Science Properties Holding Corporation, to:

                  Health Science Properties Holding Corporation
                  135 North Los Robles Avenue, Suite 250
                  Pasadena, CA 91101
                  Attention: Jerry M. Sudarsky
                  Fax: (626) 578-0770
                  if to the Trustee under the Liquidating Trust, to such address as the Trustee shall provide to the Escrow Agent and Alexandria in accordance with the provisions hereof.

                  Each of the parties to this Agreement shall have the right to change its notice address specified above by giving written notice of such change as provided above.

                  Section 5.3 AMENDMENT AND WAIVERS. None of the provisions of this Agreement may be modified or amended, nor any compliance therewith be waived, without the prior written consent of Holdings, Alexandria and, with respect to any amendment that would adversely affect the Escrow Agent, the Escrow Agent. Following the liquidation of Holdings, no amendment or waiver shall be effective as against any of the Holdings Stockholders unless the same shall have been approved by the Trustee under the Liquidating Trust established pursuant to the Plan of Liquidation.

                  Section 5.4 SUCCESSORS AND ASSIGNS. All of the covenants, promises and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto and each of their respective successors, assigns and beneficiaries. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by (i) the Escrow Agent without the prior consent of each of Holdings and Alexandria or (ii) Holdings or Alexandria without the prior notice to the other parties hereto. The foregoing notwithstanding, following the liquidation of Holdings and the distribution of its assets pursuant to the Plan of Liquidation, the Trustee(s) under the Liquidating Trust established pursuant to the Plan of Liquidation shall succeed to the position of Holdings hereunder.

                  Section 5.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of California, without regard to the conflicts of law rules of such state.

                  Section 5.6 ARBITRATION. Any dispute arising out of or in connection with this Agreement shall first be subject to good faith negotiation between Holdings and Alexandria over a 30 day period (or such longer period as Holdings and Alexan dria may mutually agree) (the "GOOD FAITH NEGOTIATION PERIOD"). If no such agreement can be reached over such period, disputes shall be settled by binding arbitration between Alexandria and Holdings in Los Angeles, California. All disputes shall be settled by a single arbitrator mutually agreeable to Alexandria and Holdings, or if they cannot agree to a single arbitrator in 30 days, by three arbitrators, in accordance with the AAA Rules. If a single arbitrator has not been mutually agreed upon, Holdings and Alexandria shall each designate one arbitrator within 45 days of the end of the Good Faith Negotiation Period. Holdings and Alexandria shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; provided, however, that (i) failing such agreement within 75 days of the end of the Good Faith Negotiation Period the third arbitrator shall be appointed in accordance with the AAA Rules, and (ii) if either Holdings or Alexandria fail to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. Holdings and Alexandria shall pay the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator (or of the sole arbitrator, in the event a single arbitrator decides the matter). Holdings and Alexandria shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitra tor. The final decision of the arbitrator, or the majority of the arbitrators in the case of three arbitrators, shall be furnished to Holdings, Alexandria and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Holdings, Alexandria and the Escrow Agent, and shall not be contested by any of them. Judgment upon any decision may be entered in any court of competent jurisdiction; PROVIDED that such decision may be used in such court only for the purpose of seeking enforcement of the arbitrators' award. The Escrow Agent shall promptly follow any directions contained in the written decision of the arbitrator or arbitrators.

                  Section 5.7 CONSENT TO JURISDICTION. Any suit, action or proceeding seeking to enforce any arbitration award arising out of or in connection with this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Central District of California or any other California court sitting in Los Angeles County, and each of the parties hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.2 shall be deemed effective service of process on such party.

                  SECTION 5.8 WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 5.9 HEADINGS. Section headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

                  Section 5.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  Section 5.11 SEVERABILITY. If any provision of this Agreement is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions in this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Escrow Agent in order to carry out the intentions of the parties to this Agreement as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  Section 5.12 TAX REPORTING. Each party hereto, except the Escrow Agent, shall provide the Escrow Agent with its Tax Identification Number
(TIN) as assigned by the Internal Revenue Service. All interest or other income earned under this Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

                  Section 5.13 CORPORATE SUCCESSORS TO ESCROW AGENT. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Agreement without any further act.

                  IN WITNESS WHEREOF, each party hereto has caused this Agree-ment to be duly executed by its respective authorized officers or representatives as of the day and year first above written.

                           ALEXANDRIA REAL ESTATE EQUITIES,
                                    INC.


                           By:   /s/ Joel S. Marcus
                              ------------------------------------------
                                  Name:   Joel S. Marcus
                                  Title:  Chief Executive Officer


                           HEALTH SCIENCE PROPERTIES
                                  HOLDING CORPORATION



                           By:    /s/ Jerry M. Sudarsky
                              ------------------------------------------
                                  Name:    Jerry M. Sudarsky
                                  Title:   Chairman of the Board
                                  Address:


                           CEDARS BANK,
                                  AS ESCROW AND SECURITY AGENT



                           By:    /s/ William A. Hanna
                              --------------------------------
                                  Name:     William A. Hanna
                                  Title:    President

                                   SCHEDULE I

ANNUAL ESCROW AGENT FEE:                       $2500.00

Per quarter or portion thereof (billed in advance)

Includes review and negotiation of the Escrow Agreement, establishment of records, procedures and controls, and other customary Escrow Agent's duties. Payable upon establishment of the Escrow Account.


ACTIVITY FEES


Check issuance: each                                 $10.00


Wire transfers
Incoming, each                                       $25.00
Outgoing, each                                       $25.00

                                   SCHEDULE II



TELEPHONE NUMBERS FOR CALL BACKS AND PERSONS DESIGNATED TO CONFIRM TRANSFER
INSTRUCTIONS:


1.     For Alexandria [            ] - [            ]
                       ------------     ------------

2.     For Holdings [            ] - [            ]
                     ------------     ------------

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